CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the Registration Statement of the Variable Annuity Account I of Fidelity Investments Life Insurance Company on Form N-4 of our report dated January 17, 2002, relating to the consolidated financial statements of Fidelity Investments Life Insurance Company, and our report dated February 11, 2002, relating to the financial statements of Fidelity Investments Variable Annuity Account I, both of which appear in the Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 22, 2002